Exhibit 10.1

AMENDMENT NO. 2 TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AMENDMENT NO. 2 TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of October 10, 2025 (this “Amendment No. 2”), is entered into by and among flyExclusive, Inc., a Delaware corporation (“Parent”), FlyX Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), Jet.AI Inc., a Delaware corporation (the “Company”), and Jet.AI SpinCo, Inc., a Delaware corporation and, as of the date of this Amendment No. 2, wholly owned Subsidiary of the Company (“SpinCo”). Each of the foregoing parties is referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

A.
Parent, Merger Sub, the Company and SpinCo entered into an Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of May 6, 2025, as amended by that Amendment No. 1, dated July 30, 2025 (the “Merger Agreement”).
B.
The Parties now desire to amend the Merger Agreement on the terms and conditions set forth in this Amendment No. 2 in accordance with Section 11.5(b) of the Merger Agreement.

AMENDMENT:

Therefore, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other for good and valuable consideration receipt of which is acknowledged, the parties to this Amendment No. 2 hereby agree as follows:

1.
Defined Terms:
Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Merger Agreement.
2.
Amendment to the Merger Agreement

Section 10.1(b) of the Merger Agreement is hereby deleted entirely and replaced with the following:

“(b) by the Company or Parent, if the Closing shall not have occurred on or prior to December 31, 2025 (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 10.1(b) shall not be available to any Party whose action or failure to comply with its obligations under this Agreement or any of the other Transaction Documents has been the primary cause of, or has primarily resulted in, the failure of the Closing to occur on or prior to such date;”
3.
No Other Change
The Parties hereby acknowledge and agree that the other terms and provisions of the Merger Agreement shall not be affected and shall continue in full force and effect.
4.
Counterparts, Signatures.
This Amendment No. 2 may be executed in two or more counterparts (including by electronic or .pdf transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of any signature page by facsimile, electronic or .pdf transmission shall be binding to the same extent as an original signature page
5.
Other Provisions

Sections 11.1, 11.2, 11.7, and 11.8 of the Merger Agreement are incorporated by reference into and made a part of this Amendment No. 1, mutatis mutandis.

[Signature Page Follows.]

IN WITNESS WHEREOF, Parent, Merger Sub, the Company and SpinCo have caused this Amendment No. 1 to be signed by their respective officers or representatives thereunto duly authorized as of the date first written above.

PARENT:

FLYEXCLUSIVE, INC.

By: /s/ Thomas James Segrave, Jr.

Name: Thomas James Segrave, Jr.

Title: Chief Executive Officer

MERGER SUB:

FLYX MERGER SUB, INC.

By: /s/ Thomas James Segrave, Jr.

Name: Thomas James Segrave, Jr.

Title: Chief Executive Officer

COMPANY:

JET.AI INC.

By: /s/ Michael Winston

Name: Michael Winston

Title: Executive Chairman

SPINCO:

JET.AI SPINCO, INC.

By: /s/ Michael Winston

Name: Michael Winston

Title: Executive Chairman